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                                                                   EXHIBIT 10.35


                                     AMENDED

                          CERTIFICATE OF DESIGNATIONS,

                            PREFERENCES AND RIGHTS OF

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                              UOL PUBLISHING, INC.


      I.    Creation of Series C Convertible Preferred Stock.

            The undersigned officer of UOL Publishing, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, do hereby make this Amended Certificate of Designations, Preferences and Rights and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, the Board of Directors duly adopted the following resolutions:

            RESOLVED, that, pursuant to the Certificate of Incorporation, as amended, of the Corporation (the "Amended Certificate of Incorporation"), which authorizes 10,000,000 shares of undesignated preferred stock, par value $0.01 per share, of which no shares are presently issued and outstanding, the Board of Directors is authorized, within the limitations and restrictions stated in the Amended Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, preferences and relative participating, optional, or other special rights, and qualifications, limitations, and restrictions thereof; and

            RESOLVED, that the Corporation hereby fixes the designations and preferences and relative, participating, optional, and other special rights, and qualifications, limitations, and restrictions of the preferred stock consisting of One Million (1,000,000) shares to be designated Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"); and

            RESOLVED, that the Series C Preferred Stock is hereby authorized on the terms and with the provisions herein set forth:

      II.   Provisions Relating to the Preferred Stock.

            1. Rank. The Series C Preferred Stock shall, with respect to dividend rights and with respect to rights upon liquidation, winding up or dissolution, rank pari passu to the

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Series D Convertible Preferred Stock authorized pursuant to the Certificate of
Designations, Preferences and Rights of Series D Convertible Stock filed with the Delaware Secretary of State on or about the date hereof (the "Series D Preferred Stock") and senior and prior in right to (a) each class of Common Stock of the Corporation, (b) any series of preferred stock either previously or hereafter created (except Series D Preferred Stock) and (c) any other equity interests (including, without limitation, warrants, stock appreciation rights, phantom stock rights, profit participation rights in debt instruments or other rights with equity features, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation that by its terms rank junior to the Series C Preferred Stock (all of such classes or series of capital stock and other equity interests, including, without limitation, all classes of Common Stock of the Corporation, are collectively referred to as "Junior Securities").

            2. Dividends. (a) The holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable either in cash, in property or in shares of capital stock.

            (b) So long as any shares of Series C Preferred Stock are outstanding, the Corporation will not declare, pay or set apart for payment any dividends (except dividends payable in Common Stock of the Corporation) or make any other distribution on or redeem, purchase or otherwise acquire any Junior Securities and will not permit any Subsidiary or other Affiliate (using funds of the Corporation or any Subsidiary) to redeem, purchase or otherwise acquire for value, any Junior Securities. Notwithstanding the foregoing provisions of this
Section 2(b), the Corporation or any Subsidiary may (i) make payments in respect of fractional shares of Junior Securities and (ii) repurchase, redeem or otherwise acquire for value any Junior Securities from any employee or former employee of the Corporation or any Subsidiary in connection with the termination of employment by the Corporation or any Subsidiary or by such employee or former employee, whether by reason of death, disability, retirement or otherwise.

            3. Liquidation. Upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), the holders of the Series C Preferred Stock shall be entitled, pari passu with the Liquidation Preference payable to holders of the Series D Preferred Stock (the "Series D Liquidation Preference"), before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, to receive from the assets of the Corporation available for distribution to stockholders, an amount per share equal to $12.69375 as adjusted to reflect any and all subdivisions (by stock split, stock dividend or otherwise) or combinations or consolidations (by reclassification or otherwise) of the Series C Preferred Stock occurring after the Issue Date, plus all declared but unpaid dividends (the "Series C Liquidation Preference"). If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to the holders of the Series C and Series D Preferred Stock of the Series C and Series D Liquidation Preferences, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among such holders and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series C and Series D Preferred Stock. For purposes of this Section 3, a Liquidation Event shall be deemed to be occasioned by, and to include, (i) the Corporation's sale of all or substantially all of its assets or capital stock or (ii) any transaction or series or related transactions (including, without limitation, any reorganization, merger or consolidation) that will result in the holders of the outstanding voting equity securities

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of the Corporation immediately prior to such transaction or series of related transactions holding securities representing less than 40 percent of the voting power of the surviving entity immediately following such transaction or series of related transactions.

            4. Voting. (a) Except as otherwise provided by law or by subsection 4(b), the holders of the Series C Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class, with each holder of Common Stock entitled to one vote for each share of Common Stock held by such holder and each holder of Series C Preferred Stock entitled to one vote for each share of Series C Preferred Stock held by such holder at the time the vote is taken.

            (b) The holders of the Series C Preferred Stock shall vote as a separate class on the creation of any new series of preferred stock or the issuance of additional shares of capital stock of the Corporation that ranks senior to or on a parity with the Series C Preferred Stock.

            5.    Conversion of Series C Preferred Stock into Common Stock.

            (a)   Conversion Procedure.

                  (i) At any time and from time to time prior to the Maturity Date, any holder of Series C Preferred Stock may convert all or any portion of the Series C Preferred Stock held by such holder into a number of shares of Conversion Stock computed by multiplying the number of shares to be converted by the purchase price thereof and dividing the result by the Conversion Price (as defined below) then in effect.

                  (ii) Each conversion of Series C Preferred Stock shall be deemed to have been effected as of the close of business on the date on which notice of election of such conversion is delivered to the Corporation by such holder. Until the certificates representing the shares of Series C Preferred Stock which are being converted have been surrendered and new certificates representing shares of the Conversion Stock shall have been issued by the Corporation, such certificate(s) evidencing the shares of Series C Preferred Stock being converted shall be evidence of the issuance of such shares of Conversion Stock. At such time as such conversion has been effected, the rights of the holder of such Series C Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) Notwithstanding any other provision hereof, if a conversion of shares is to be made in connection with a Public Offering, the conversion of such shares may, at the election of the holder thereof, be conditioned upon the consummation of the Public Offering, in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

                  (iv) As soon as practicable after a conversion has been effected in accordance with clause (ii) above, the Corporation shall deliver to the converting holder: (A) a certificate or certificates representing, in the aggregate, the number of shares of Conversion Stock issuable by reason of such conversion, in the name or names and in such denomination or

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denominations as the converting holder has specified; and (B) a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (v) The issuance of certificates for shares of Conversion Stock upon conversion of Series C Preferred Stock shall be made without charge to the holders of such Series C Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, except for any transfer or similar tax payable as a result of issuance of a certificate to other than the registered holder of the shares being converted. Upon conversion of any shares of Series C Preferred Stock, the Corporation shall use its best efforts to take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (vi) The Corporation shall not close its books against the transfer of Series C Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series C Preferred Stock in any manner which interferes with the timely conversion of Series C Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series C Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings reasonably required to be made by the Corporation).

                  (vii) No fractional shares of Conversion Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Conversion Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered by such record holder. Instead of any fractional share of Conversion Stock otherwise issuable upon conversion of any shares of the Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of current per share fair market value of the Conversion Stock as determined in good faith by the Board of Directors on such basis as it considers appropriate.

                  (viii) The Corporation shall use its best efforts at all times to reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series C Preferred Stock, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Series C Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those created or agreed to by the holder. The Corporation shall use its best efforts to take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

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            (b)   Conversion Price.

                  (i) "Conversion Price" for the Series C Preferred Stock shall initially mean the Initial Conversion Price described in this Section 5, as the same may be subsequently adjusted from time to time in accordance with this Section 5.

                  (ii) The "Initial Conversion Price" shall be $6.9815625 (such that 1.2121 shares of Common Stock are issuable upon conversion of each share of Series C Preferred Stock at the Initial Conversion Price).

                  (iii) If and whenever on or after the Issue Date and on or prior to the first anniversary thereof, the Corporation issues or sells, or in accordance with Section 5(c) is deemed to have issued or sold, any shares of its Common Stock or other instrument or security convertible into or exchangeable for Common Stock for a consideration per share less than the fair market value thereof (as reflected by the then applicable bid price thereof, averaged over a five-day period, if deemed appropriate by the Board, on the principal market or exchange therefor, or as determined in good faith by the Board if there is no such bid price) (the "Sale Price"), then forthwith upon such issue or sale the applicable Conversion Price shall be recalculated by being multiplied by a fraction of which (x) the numerator shall be (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received or deemed received by the Corporation in accordance with Section 5(c) for the total number of shares of Common Stock issued and sold or deemed issued and sold in accordance with Section 5(c) would purchase at such Conversion Price as in effect immediately prior to such issue and sale, and (y) the denominator shall be the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided, however, the foregoing shall not apply to the issuance of shares of Common Stock to employees, directors or consultants pursuant to the Corporation's existing or future stock plans.

            (c) Effect on Conversion Price of Certain Events. For purposes of determining the applicable adjusted Conversion Price under Section 5(b), the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock ("Options") or any stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities"), and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the fair market value thereof immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to

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Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof (such amount is the consideration "deemed received" for purposes of Section 5(b) above), by
(B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. Upon the expiration of any Option or termination of any conversion right of any Convertible Security issuable upon exercise of any Option, the issuance of which resulted in an adjustment of the Conversion Price, if any such Option shall expire or conversion right of any Convertible Security shall terminate and shall not have been exercised or converted, as applicable, the Conversion Price shall be recalculated immediately upon such expiration and effective immediately upon such expiration and increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such Options) had the adjustment of the Conversion Price made upon issuance of such Options been made on the basis of the issuance of only those Options actually exercised or Convertible Securities issuable upon exercise of such Options actually converted, as applicable. No further adjustment of the applicable Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the fair market value thereof immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof (such amount is the consideration "deemed received" for purposes of Section 5(b) above), by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Upon the termination of any conversion right of any Convertible Security, the issuance of which resulted in an adjustment of the Conversion Price, if any such conversion right of any Convertible Security shall terminate and shall not have been converted, the Conversion Price shall be recalculated immediately upon such termination and effective immediately upon such termination shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such Convertible Securities) had the adjustment of the Conversion Price made upon the issuance of such Convertible Securities been made on the basis of the issuance of only those Convertible Securities actually converted. No further adjustment of the applicable Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the applicable Conversion Price had been or are to be made pursuant to other provisions of this

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Section 5, no further adjustment of the applicable Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the applicable Conversion Price in effect at the time of such change shall be readjusted to the applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

            (d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, or if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

            (e) Consolidation, Merger or Sale for Assets. Any consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) assets other than Conversion Securities ("Assets") with respect to or in exchange for Common Stock is referred to herein as an "Fundamental Change." Prior to the consummation of any Fundamental Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series C Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred Stock, such Assets as such holder would have received in connection with such Fundamental Change if such holder had converted its Series C Preferred Stock into Conversion Stock immediately prior to such Fundamental Change. The Corporation shall not effect any Fundamental Change, consolidation, merger or sale unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (f) Certain Events. If an event not specifically enumerated in this Section 5 occurs which has substantially the same economic effect on the Series C Preferred Stock as those specifically enumerated shall occur, then this
Section 5 shall be construed liberally, mutatis mutandis, in order to give the Series C Preferred Stock the benefit of the protections provided under this
Section 5. The Corporation's Board of Directors shall make an appropriate adjustment in the applicable Conversion Price so as to protect the rights of the holders of Series C Preferred Stock.

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            (g)   Notices.

                  (i) Promptly upon any adjustment of the applicable Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series C Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation.

                  (iii) The Corporation shall give written notice to the holders of Series C Preferred Stock at least twenty (20) days prior to the date on which any Fundamental Change shall take place, which notice may be one and the same as that required by (ii) above.

            6. Definitions. The following terms have the meanings specified below:

            (a) Affiliate. The term "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Corporation (or other specified Person), (ii) any Person who is a beneficial owner of at least 10% of the then outstanding voting capital stock (or options, warrants or other securities which, after giving effect to the exercise thereof, would entitle the holder thereof to hold at least 10% of the then outstanding voting capital stock) of the Corporation (or other Specified Person), (iii) any director or executive officer of the Corporation (or other Specified Person) or Person of which the Corporation (or other Specified Person) shall, directly or indirectly, either beneficially or of record, own at least 10% of the then outstanding equity securities of such Person, and (iv) in the case of Persons specified above who are individuals, Family Members of such Person; provided, however, that no holder of Preferred Stock nor any of their designated members of the Board of Directors shall be an Affiliate of the Corporation for purposes hereof.

            (b) Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Corporation.

            (c) Common Stock Deemed Outstanding. The term "Common Stock Deemed Outstanding" shall mean, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock plus the number of shares of Common Stock deemed to be outstanding with respect to Options and Convertible Securities pursuant to Section 5 hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

            (d) Conversion Stock. The term "Conversion Stock" shall mean the shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock; provided that if there is a change such that the securities issuable upon conversion of the Series C Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean shares of the security issuable upon conversion of the Series C Preferred Stock if such security is issuable in shares, or

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shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

            (e) Family Members. The term "Family Members" shall mean, as applied to any individual, any spouse, child, grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the benefit of one or more of such Persons (other than any trust administered by an independent trustee) and each custodian of property of one or more such Persons.

            (f) Issue Date. The term "Issue Date" shall mean the date on which a share of Series C Preferred Stock is first issued by the Corporation.

            (g) Person. The term "Person" shall mean an individual, corporation, partnership, association, trust, joint venture or unincorporated organization or any government, governmental department or any agency or political subdivision thereof.

            (h) Public Offering. The term "Public Offering" shall mean any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force, other than an offering in connection with an employee benefit plan.

            (i) Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

            (j) Subsidiary. The term "Subsidiary" shall mean any Person of which the Corporation shall at the time own, directly or indirectly through another Subsidiary, 50% or more of the outstanding voting capital stock (or other shares of beneficial interest with voting rights), or which the Corporation shall otherwise control.


      IN WITNESS WHEREOF, UOL Publishing, Inc. has caused this certificate to be signed by its duly authorized officer as of the ____ day of June 1998.


                              UOL PUBLISHING, INC.


                              By:
                                  ------------------------------------

                              Name:
                                    ----------------------------------

                              Title:
                                     ---------------------------------

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